Exhibit 1

Subscription Agreement

between

St. Lawrence Energy Corp.

And

NOK-BONG Ship Building CO., LTD.

January 8, 2008

SUBSCRIPTION AGREEMENT

         Subscription Agreement (this "Agreement") made as of this 8th day of January 2008 between St. Lawrence Energy Corp., a Delaware corporation ("SLAW"), and NOK BONG Ship Building CO., LTD. a company organized and existing under the laws of the Republic of Korea ("NBS").  As used in this Agreement, SLAW and NBS are collectively referred to as the "Parties" as sometimes individually referred to as a "Party").

         WHEREAS, NBS wishes to subscribe for and purchase from SLAW 20,000,000 authorized but unissued shares of Common Stock, par value US$0.0001 per share, of SLAW (the "SLAW Shares") and SLAW wishes to accept such subscription and sell SLAW Shares to NBS on the terms and conditions set forth in this Agreement; and

         WHEREAS, SLAW wishes to subscribe for and purchase from NBS 400,000 authorized but unissued shares of Common Stock, par vale 10,000 KRW per share of NBS (the "NBS Shares")

         WHEREAS, each Party is an "accredited investor" within the meaning of Rule 501(a) of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the United States Securities and Exchange Commission (the "Commission").

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Parties hereto hereby agree as follows:

I.             SUBSCRIPTION FOR THE SLAW SHARES; REPRESENTATIONS BY AND COVENANTS OF NBS

         1.1. Subscription for the SLAW Shares.  Subject to the terms and conditions hereinafter set forth, NBS hereby subscribes for, and agrees to purchase from SLAW, the SLAW Shares for an aggregate purchase price of US$30 million (the "Purchase Price").  The price per SLAW Share shall be equal to US$1.50 per SLAW Share. NBS hereby agrees to pay the Purchase Price for the SLAW Shares and SLAW hereby agrees to accept in full payment of the Purchase Price for the SLAW Shares, by the issuance by NBS and delivery to SLAW of 400,000 shares of common stock, par value 10,000 KRW per share, of NBS having an appraised value of US$30 million (the "NBS Shares").  The price per NBS Share shall be equal to US$75 per NBS Share.

         1.2. Reliance on Exemptions.  NBS acknowledges that the issuance of the SLAW Shares to NBS (the "SLAW Shares Issuance") has not been reviewed by the Commission or any state agency because of SLAW's representations that this is intended to be a non-public offering exempt from the registration requirements of the Securities Act and state securities laws.  NBS understands that SLAW is relying in part upon the truth and accuracy of, and NBS's compliance with, the representations, warranties, agreements, acknowledgments and understandings of NBS set forth herein in order to determine the availability of such exemptions and the eligibility of NBS to acquire the SLAW Shares.

         1.3. Investment Purpose.  NBS represents that the SLAW Shares are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act.  NBS agrees that it will not sell or otherwise transfer the SLAW Shares (except to an affiliate which agrees to comply with all provisions of this Agreement), unless they are registered under the Securities Act or unless an exemption from such registration is available.

         1.4. Accredited Investor.  NBS represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D and that it is able to bear the economic risk of an investment in the SLAW Shares.

         1.5. Risk of Investment.  NBS recognizes that the purchase of the SLAW Shares involves a high degree of risk in that: (i) an investment in SLAW is highly speculative and only investors who can afford the loss of their entire investment should consider investing in SLAW and the SLAW Shares; (ii) transferability of the SLAW Shares are limited; and (iii) SLAW may require substantial additional funds to operate its business and there can be no assurance that adequate funds will be available to SLAW.

         1.6. Information.  NBS acknowledges that: (i) it has been furnished by SLAW during the course of this transaction with all information regarding SLAW which it has requested; (ii) it has reviewed the public filings concerning SLAW available on the Commission's EDGAR website at the URL set forth on Annex A (the "SEC Documents"); and (iii) it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of SLAW concerning the SEC Documents, the financial condition, results of operations and prospects of SLAW, and any additional information which it has requested, if any.

         1.7. No Representations.  NBS hereby represents that, except as expressly set forth in this Agreement, no representations or warranties have been made to NBS by SLAW or any agent, employee, counsel, accountant or affiliate of SLAW, and in entering into this transaction NBS is not relying on any information other than that contained in the results of independent investigation by NBS.

         1.8. Tax Consequences.  NBS acknowledges that the SLAW Shares Issuance may involve tax consequences and that the contents of this Agreement do not contain tax advice or information.  NBS acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the SLAW Shares.

         1.9. Transfer or Resale of the SLAW Shares. NBS understands and hereby acknowledges that SLAW is under no obligation to register the SLAW Shares under the Securities Act and that without such registration or an exemption from registration the SLAW Shares may not be offered for sale, sold, transferred or assigned.

         1.10. Legends. NBS understands that the certificates or other instrument representing the SLAW Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and SLAW shall promptly issue a certificate or other instrument without such legend to the holder of the SLAW Shares upon which it is stamped, if (a) such SLAW Shares are being sold by the holder pursuant to an effective registration statement under the Securities Act, or (b) such holder delivers to SLAW an opinion of counsel, in a reasonably satisfactory and acceptable form to SLAW and its counsel directed to SLAW or expressly providing that SLAW may rely thereon, that a disposition of the SLAW Shares is being made pursuant to an exemption from such registration and that such legend may be removed.

         1.11. No General Solicitation. NBS represents that NBS was not induced to invest by any of the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

         1.12. Validity; Enforcement. NBS represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the SLAW Shares; and (b) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of NBS.

         1.13. Securities Law Compliance.  The offer, offer for sale, and sale of the NBS Shares have not been registered under the Securities Act.  The NBS Shares are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 4 of the Securities Act.  NBS will use its commercially reasonable efforts to conduct the NBS Shares Issuance in compliance with the requirements of the Securities Act and applicable state "blue sky" laws, and NBS will file all appropriate notices of offering with the Commission.  Neither this Agreement nor any of the information furnished to SLAW by NBS will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         1.14. Organization and Qualification.  NBS is duly organized and validly existing in good standing under the laws of the Republic of Korea, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  NBS is duly qualified as a foreign corporation to do business and is in good standing in every other jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Article I, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of NBS, or on the authority or ability of NBS to perform its obligations under this Agreement.

         1.15. Title.  NBS has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to NBS's business; all of the material leases and subleases under which NBS is the lessor or sublessor of properties or assets or under which NBS holds properties or assets as lessee or sublessee are in full force and effect, and NBS is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of NBS as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of NBS to continued possession of the leased or subleased premises or assets under any such lease or sublease. NBS owns or leases all such properties as are necessary to its operations.

         1.16. Proprietary Rights.  NBS owns, or is duly licensed to use or possess, or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights").  NBS has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by NBS or proposed to be used or offered by NBS infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of SLAW's knowledge, no others have infringed SLAW's Proprietary Rights.

         1.17. Litigation.  There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of NBS, threatened against NBS of any of NBS's officers or directors in their capacities as such (or basis therefor known to NBS), the adverse outcome of which would have a Material Adverse Effect.  NBS is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that has a Material Adverse Effect.

         1.18. Non-Defaults; Non-Contravention.  NBS is not in violation of or default under, nor will the execution and delivery of this Agreement or consummation of the transactions contemplated herein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of Incorporation, as amended, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which NBS is a party or by which it or its property is bound; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, to NBS's knowledge, Federal and state securities laws and regulations).

         1.19. Taxes.  NBS has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. NBS has paid or adequately provided for all tax liabilities of NBS as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party.  NBS has properly accrued all taxes required to be accrued by Korean GAAP consistently applied.  The income tax returns of NBS have not been audited by any government or regulatory authorities with- in the last five years.  NBS has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         1.20. Compliance With Laws; Licenses, Etc.  NBS has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured.  NBS has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties. The Licenses are in full force and effect and to NBS's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

         1.21. Authorization; Enforcement; Validity.  NBS has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the NBS Shares in accordance with this Agreement.  The execution and delivery of this Agreement by NBS and the consummation by NBS of the transactions contemplated hereby, including, without limitation, the issuance of the NBS Shares hereunder, have been duly authorized by SLAW's board of directors.  This Agreement constitutes the legal, valid, binding and enforceable obligation of SLAW.

         1.22. Authorization of NBS Shares.  The issuance, sale and delivery of the NBS Shares have been duly authorized by all requisite corporate action of NBS.  When so issued, sold and delivered in accordance with this Agreement for the consideration set forth herein, the NBS Shares will be duly executed, issued and delivered and will constitute valid and legal obligations of NBS enforceable in accordance with their terms and will not be subject to preemptive or any other similar rights of the stockholders of NBS or others which rights shall not have been waived prior to the Closing (as such term is hereinafter defined in Section 3.1).

         1.23. Exemption from Registration.  Assuming the accuracy of the information provided by SLAW in this Agreement, the offer and sale of the NBS Shares pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

         1.24. Brokers.  Neither NBS nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by the Offering Documents.

         1.25. Title to NBS Shares.  When the NBS Shares have been duly delivered to SLAW and full payment shall have been made therefor, SLAW shall receive from NBS good and marketable title to such NBS Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of NBS and except as arising from applicable federal and state securities laws), and NBS shall have paid all taxes, if any, in respect of the original issuance thereof.

         1.26. Consents.  Except as contemplated in this Section 1.26, to NBS's knowledge, NBS is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  The issuance of the NBS Shares is subject to the ruling of a Korean Court (the "Korean Court") which has jurisdiction over the Parties and the subject matter of this Agreement.  Except as otherwise provided in the immediately preceding sentence, all consents, authorizations, orders, filings and registrations that NBS is required to obtain pursuant to the second preceding sentence have been obtained or effected on or prior to the date hereof.  NBS is unaware of any facts or circumstances other than the ruling of Korean Court that might prevent NBS from obtaining or effecting any of the foregoing.

         1.27. Address.  NBS hereby represents that the address of NBS furnished by NBS at the end of this Agreement is NBS's principal business address.

         1.28. NBS Shares Percentage. NBS hereby represents that, when issued and delivered to SLAW pursuant to this Agreement, the NBS Shares will represent not less than thirty percent (30%) of the total number of shares of Common Stock of NBS that will then be outstanding on a fully diluted basis.

II.         SUBSCRIPTION FOR THE NBS SHARES; REPRESENTATIONS BY AND COVENANTS OF SLAW

         SLAW represents and warrants to NBS, except as set forth in the in the disclosure schedules, if any, attached hereto:

         2.1. Securities Law Compliance.  The offer, offer for sale, and sale of the NBS Shares have not been registered under the Securities Act.  The NBS Shares are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 4 of the Securities Act.  NBS will use its commercially reasonable efforts to conduct the NBS Shares Issuance in compliance with the requirements of the Securities Act and applicable state "blue sky" laws, and NBS will file all appropriate notices of offering with the Commission.  Neither this Agreement nor any of the information furnished to SLAW by NBS will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         2.2. Securities Law Compliance.  The offer, offer for sale, and sale of the SLAW Shares have not been registered under the Securities Act.  The SLAW Shares are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 4 of the Securities Act.  SLAW will use its commercially reasonable efforts to conduct the SLAW Shares Issuance in compliance with the requirements of the Securities Act and applicable state "blue sky" laws, and SLAW will file all appropriate notices of offering with the Commission.  Neither this Agreement nor any of the information furnished to NBS by SLAW will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         2.3. Organization and Qualification.  SLAW is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  SLAW is duly qualified as a foreign corporation to do business and is in good standing in every other jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Article II, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of SLAW,  or on the authority or ability of SLAW to perform its obligations under this Agreement.

         2.4. Title.  SLAW has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to SLAW's business; all of the material leases and subleases under which SLAW is the lessor or sublessor of properties or assets or under which SLAW holds properties or assets as lessee or sublessee are in full force and effect, and SLAW is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of SLAW as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of SLAW to continued possession of the leased or subleased premises or assets under any such lease or sublease. SLAW owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

         2.5. Proprietary Rights.  SLAW owns, or is duly licensed to use or possess, or possesses exclusive and enforceable rights to use all Proprietary Rights used in the conduct of its business. SLAW has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by SLAW or proposed to be used or offered by SLAW infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of SLAW's knowledge, no others have infringed SLAW's Proprietary Rights.

         2.6. Litigation.  There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of SLAW, threatened against SLAW of any of SLAW's officers or directors in their capacities as such (or basis therefor known to SLAW), the adverse outcome of which would have a Material Adverse Effect.  SLAW is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that has a Material Adverse Effect.

         2.7. Non-Defaults; Non-Contravention.  SLAW is not in violation of or default under, nor will the execution and delivery of this Agreement or consummation of the transactions contemplated herein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of Incorporation, as amended, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which SLAW is a party or by which it or its property is bound; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, to SLAW's knowledge, federal and state securities laws and regulations).

         2.8. Taxes.  SLAW has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. SLAW has paid or adequately provided for all tax liabilities of SLAW as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party.  SLAW has properly accrued all taxes required to be accrued by United States GAAP consistently applied.  The income tax returns of SLAW have not been audited by any government or regulatory authorities with- in the last five years.  SLAW has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         2.9. Compliance With Laws; Licenses, Etc.  SLAW has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured.  SLAW has all Licenses required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties.  The Licenses are in full force and effect and to SLAW's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

         2.10. Authorization; Enforcement; Validity.  SLAW has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the SLAW Shares in accordance with this Agreement.  The execution and delivery of this Agreement by SLAW and the consummation by SLAW of the transactions contemplated hereby, including, without limitation, the issuance of the SLAW Shares hereunder, have been duly authorized by SLAW's board of directors.  This Agreement constitutes the legal, valid, binding and enforceable obligation of SLAW.

         2.11. Authorization of SLAW Shares.  The issuance, sale and delivery of the SLAW Shares have been duly authorized by all requisite corporate action of SLAW.  When so issued, sold and delivered in accordance with this Agreement for the consideration set forth herein, the SLAW Shares will be duly executed, issued and delivered and will constitute valid and legal obligations of SLAW enforceable in accordance with their terms and will not be subject to preemptive or any other similar rights of the stockholders of SLAW or others which rights shall not have been waived prior to the Closing.

         2.12. Exemption from Registration.  Assuming the accuracy of the information provided by NBS in this Agreement, the offer and sale of the SLAW Shares pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

         2.13. Brokers.  Neither SLAW nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by the Offering Documents.

         2.14. Title to SLAW Shares.  When the SLAW Shares have been duly delivered to NBS and full payment shall have been made therefor, NBS shall receive from SLAW good and marketable title to such SLAW Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of NBS and except as arising from applicable federal and state securities laws), and SLAW shall have paid all taxes, if any, in respect of the original issuance thereof.

         2.15. Consents.  Except as contemplated by this Agreement, to SLAW's knowledge, SLAW is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  Except as otherwise provided in this Agreement, all consents, authorizations, orders, filings and registrations that SLAW is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. SLAW is unaware of any facts or circumstances that might prevent SLAW from obtaining or effecting any of the foregoing.

         2.16. No General Solicitation.  None of SLAW, any of its affiliates, and, to SLAW's knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the SLAW Shares.

         2.17. Reliance on Exemptions.  SLAW acknowledges that the issuance of the NBS Shares to SLAW (the "NBS Shares Issuance") has not been reviewed by the Commission or any state agency because of NBS's representations that this is intended to be a non-public offering exempt from the registration requirements of the Securities Act and state securities laws.  SLAW understands that NBS is relying in part upon the truth and accuracy of, and NBS's compliance with, the representations, warranties, agreements, acknowledgments and understandings of NBS set forth herein in order to determine the availability of such exemptions and the eligibility of SLAW to acquire the NBS Shares.

         2.18. Investment Purpose.  SLAW represents that the NBS Shares are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act.  SLAW agrees that it will not sell or otherwise transfer the NBS Shares (except to an affiliate which agrees to comply with all provisions of this Agreement), unless they are registered under the Securities Act or unless an exemption from such registration is available.

         2.19. Accredited Investor.  SLAW represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D and that it is able to bear the economic risk of an investment in the NBS Shares.

         2.20. Risk of Investment.  SLAW recognizes that the purchase of the NBS Shares involves a high degree of risk in that: (i) the NBS Share Issuance is subject to the ruling of the Korean Court; (ii) in the event that the Korean Court orders a modification of this Agreement, including without limitation, an increase in the number of SLAW Shares that must be issued and delivered top NBS to support the issuance of the NBS Shares to SLAW, SLAW will do all things reasonable and necessary to implement the modifications as ordered by the Korean Court and will fully cooperate with NBS and comply with the Korean Court's order; (iii) an investment in NBS is highly speculative and only investors who can afford the loss of their entire investment should consider investing in NBS and the NBS Shares; (iv) transferability of the NBS  Shares are limited; and (v) NBS may require substantial additional funds to operate its business and there can be no assurance that adequate funds will be available to NBS.

         2.21. Information.  SLAW acknowledges that: (i) it has been furnished by NBS during the course of this transaction with all information regarding NBS which it has requested; and (ii) it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of NBS concerning the financial condition, results of operations and prospects of NBS, and any additional information which it has requested, if any.

         2.22. No Representations.  SLAW hereby represents that, except as expressly set forth in this Agreement, no representations or warranties have been made to SLAW by NBS or any agent, employee, counsel, accountant or affiliate of NBS, and in entering into this transaction SLAW is not relying on any information other than that contained in the results of independent investigation by SLAW.

         2.23. Tax Consequences.  SLAW acknowledges that the NBS Shares Issuance may involve tax consequences and that the contents of this Agreement do not contain tax advice or information.  SLAW acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the NBS Shares.

         2.24. Transfer or Resale of the NBS Shares. SLAW understands and hereby acknowledges that NBS is under no obligation to register the NBS Shares under the Securities Act and that without such registration or an exemption from registration the NBS Shares may not be offered for sale, sold, transferred or assigned.

         2.25. Legends. SLAW understands that the certificates or other instrument representing the NBS Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and NBS shall promptly issue a certificate or other instrument without such legend to the holder of the NBS Shares upon which it is stamped, if (a) such NBS Shares are being sold by the holder pursuant to an effective registration statement under the Securities Act, or (b) such holder delivers to NBS an opinion of counsel, in a reasonably satisfactory and acceptable form to NBS and its counsel directed to NBS or expressly providing that NBS may rely thereon, that a disposition of the NBS Shares is being made pursuant to an exemption from such registration and that such legend may be removed.

         2.26. No General Solicitation. SLAW represents that SLAW was not induced to invest by any of the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

         2.27. Address.  NBS hereby represents that the address of NBS furnished by NBS at the end of this Agreement is NBS's principal business address.

         2.28. NBS Shares Percentage. SLAW hereby represents that, when issued and delivered to NBS pursuant to this Agreement, the SLAW Shares will represent not less than sixteen percent (16%) of the total number of shares of Common Stock of SLAW that will then be outstanding on a fully diluted basis.

III.              TERMS OF PURCHASE

         3.1. Closing .  The closing of the purchase and sale of the SLAW Shares and the NBS Shares (the "Closing") shall take place at the offices of counsel to SLAW, Hirshfield Law, 1035 Park Avenue, New York, New York 10028, or such other location as mutually agreed to by SLAW and NBS. The Closing shall take place on such date during January 2008 as the Parties shall mutually agree, or, in the absence of any such mutual agreement, on January 31, 2008.

         3.2. Certificates.  NBS hereby authorizes and directs SLAW to deliver the SLAW Shares to the NBS at the address set forth in Section 4.1.  SLAW hereby authorizes and directs NBS to deliver the NBS Shares to the SLAW at the address set forth in Section 4.1.

IV.             MISCELLANEOUS

         4.1. Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to SLAW:

St. Lawrence Energy Corp.

303 Twin Dolphin Drive, Suite 600

Redwood City CA 94065

Telephone: 650-585-6878

Facsimile: 650-585-6882

Attention: Chief Executive Officer

With a copy to:

Hirshfield Law

1035 Park Avenue
New York, New York  10028
Telephone:  (646) 827-9362
Facsimile:  (646) 349-1665
Attention:  Peter B. Hirshfield, Esq.

If to NBS:

NOK-Bong Ship Building Co. Ltd.

Sunungpo-RI Sadung-Myeon

Geoje-City

Gyeongnam Province

Republic of Korea

Telephone: 011.82.55.633.5711

Facsimile: 011.82.55.634.2233.21.4

Attention: Jung S. Yoo, President

         4.2. Entire Agreement; Amendment.  This Agreement supersedes all other prior oral or written agreements between NBS, SLAW, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither SLAW nor NBS makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by SLAW and NBS.

         4.3. Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         4.4. Governing Law; Jurisdiction; Jury Trial; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending a copy thereof to such Party by overnight courier service at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each Party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. The Parties hereby agree to use their respective reasonable best efforts to amicably settle all disputes between them without judicial intervention.

         4.5. Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         4.6. Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any purchasers of the SLAW Shares.  SLAW shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the SLAW Shares then outstanding, except by merger or consolidation.

         4.7. Survival.  The representations and warranties of SLAW and NBS contained in Articles I and II shall survive the final Closing for a period of one year.

         4.8. Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.9. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, notwithstanding anything herein to the contrary.

         4.10. Legal Representation.  Each Party acknowledges that: (a) it has read this Agreement; (b) it understands that such Party has been represented in the preparation, negotiation, and execution of this Agreement by its own counsel; and that such counsel has not represented and is not representing the other Party; (c) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice; and (d) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

         4.11. Confidentiality.  Each Party agrees that it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the other Party, if any, contained herein or in any other materials furnished pursuant hereto until such information has been publicly disclosed by such other party, until such information is no longer confidential, or unless it is required to be disclosed under applicable law or regulation.

         4.12. Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         4.13. Legal Fees.  In the event that any dispute among the Parties to this Agreement should result in litigation, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without, limitation, all fees, costs and expense of appeals.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

SLAW: St. Lawrence Energy Corp. By: /s/W. Benjamin Garst, Jr. Name: W. Benjamin Garst, Jr. Title: President	NBS: NOK-BONG Ship Building CO. LTD. By: /s/ Jung S. Yoo Name: Jung S. Yoo Title: President

US$30Million

Aggregate Purchase Price for the SLAW Shares payable in the form of NBS Shares having an appraised value of US$30 Million that represents not less than one-third of the Common Stock of NBS to be issued and outstanding on a fully diluted basis after giving effect to the NBS Shares Issuance.

Annex A

[Here was set forth the URL to the EDGAR filings of SLAW]